EXHIBIT 99.1

FOR IMMEDIATE RELEASE
February 22, 2017

Mammoth Energy Services, Inc. Announces
Fourth Quarter and Full Year 2016 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, February 22, 2017 - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the fourth quarter and full year ended December 31, 2016. Key information related to Mammoth for the reporting periods is as follows:

Key Highlights for Fourth Quarter 2016:

•
Total revenue for the three months ended December 31, 2016 and 2015 was $64.8 million and $53.8 million, respectively. Total revenue for the years ended December 31, 2016 and 2015 was $231.0 million and $359.9 million, respectively.

•
Net loss for the three months ended December 31, 2016 and 2015 was $56.5 million and $20.4 million, respectively. Net loss for the years ended December 31, 2016 and 2015 was $88.4 million and $27.2 million, respectively. Mammoth reported Adjusted EBITDA of $14.3 million and $7.2 million for the three months ended December 31, 2016 and 2015, respectively. Adjusted EBITDA for the years ended December 31, 2016 and 2015 was $42.4 million and $63.0 million, respectively.

•
Organically expanding Pressure Pumping fleet to nearly 300,000 hydraulic horsepower ("Hhp") through the ordering of 132,500 Hhp and related equipment, which is expected to be delivered during the first half of 2017, at a cost of under $500/Hhp.

•	Announced 2017 capital expenditure budget of $120.0 million primarily for the acquisition of 132,500 Hhp, the upgrading of two horizontal rigs, and expansion of last-mile logistics.

•	Restarted Muskie processing facility due to increased customer demand and recent increase in pricing.

•	Our liquidity at year-end 2016, comprised of cash on hand of $28.7 million and an undrawn revolving credit facility with a borrowing base of $146.2 million, was approximately $175 million.

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of this measure to a financial measure calculated in accordance with generally accepted accounting principles ("GAAP") are provided on pages 8 - 10 of this release.

Arty Straehla, Chief Executive Officer, commented, “I am very proud of the way the Mammoth team responded to an adverse environment in 2016. We executed at a high level as a team which allowed us to outperform analyst expectations. The plan outlined during our IPO process to grow organically, while evaluating accretive acquisitions, is on track and should position us to capitalize on an improving market. Once the 132,500 Hhp and related equipment on order is delivered, our six high pressure fleets will give us further scale in both the Utica and the SCOOP/STACK. We intend to grow further in the service areas experiencing increasing customer demand, including pressure pumping, sand and last-mile logistics to further integrate our product offering.”

Pressure Pumping Services

Mammoth's pressure pumping segment contributed revenues and stages completed of $32.3 million on 764 stages and $25.7 million on 497 stages for the three months ended December 31, 2016 and 2015, respectively. The pressure pumping segment contributed revenues of $124.3 million on 2,442 stages and $170.0 million on 2,963 stages for the years ended December 31, 2016 and 2015, respectively. Utilization was 63% and 50% for the three and twelve months ended December 31, 2016, on two active spreads, as compared to 26% and 63% for the three and twelve months ended December 31, 2015, on three active spreads.

Cost of revenue increased by 19% to $21.5 million from $18.1 million for the three months ended December 31, 2016 and 2015, respectively. Cost of revenue decreased by 34% to $86.8 million from $131.7 million for the years ended December 31, 2016 and 2015, respectively.
Well Services

Mammoth's well services segment contributed revenues of $2.8 million and $3.6 million for the three months ended December 31, 2016 and 2015, respectively. The well services segment contributed revenues of $10.0 million and $28.9 million for the years ended December 31, 2016 and 2015, respectively. Our coil tubing division revenue declined as a result of decreases in average day rates and our flowback services declined as a result of discontinuing our flowback operations in the Appalachian Basin in December 2015 combined with a decline in both pricing and utilization of such services in our other basins.

Cost of revenue decreased by 26% to $3.5 million from $4.7 million for the three months ended December 31, 2016 and 2015, respectively. Cost of revenue decreased by 52% to $13.5 million from $28.1 million for the years ended December 31, 2016 and 2015, respectively.
Natural Sand Proppant Production

Mammoth's natural sand proppant ("sand") segment contributed revenues of $10.4 million and $7.3 million for the three months ended December 31, 2016 and 2015, respectively. The sand segment contributed revenues of $33.8 million and $52.8 million for the years ended December 31, 2016 and 2015, respectively. The Company sold 195,400 and 83,500 tons of sand for the three months ended December 31, 2016 and 2015, respectively, and 575,400 and 512,700 for the years ended December 31, 2016 and 2015, respectively. At December 31, 2016, the Company was not using its Muskie processing plant to produce sand as a result of the decline in commodity pricing and the resulting decrease in completion activity. However, based on recent increases in demand for sand and rising prices, Mammoth recently returned this plant to operation and the first shipments from this plant began in February 2017. The Company expects this plant to reach full utilization of approximately 58,300 tons per month by April 2017.

Cost of revenue increased by 80% to $8.5 million from $4.7 million for the three months ended December 31, 2016 and 2015, respectively. Cost of revenue decreased by 36% to $28.2 million from $43.9 million for the years ended December 31, 2016 and 2015, respectively.
Contract Land and Directional Drilling Services

Mammoth's contract land and directional drilling ("drilling") segment contributed revenues of $11.7 million and $9.9 million for the three months ended December 31, 2016 and 2015, respectively. The drilling segment contributed revenues of $32.0 million and $73.0 million for the years ended December 31, 2016 and 2015, respectively. The changes in revenues resulted primarily from changes in utilization and day rates for both land rigs and directional drilling services.

Cost of revenue increased by 8% to $9.8 million from $9.1 million for the three months ended December 31, 2016 and 2015, respectively. Cost of revenue decreased by 45% to $31.8 million from $57.5 million for the years ended December 31, 2016 and 2015, respectively.
Other Energy Services

Mammoth's other energy services segment contributed revenues of $7.6 million and $7.3 million for the three months ended December 31, 2016 and 2015, respectively. The other energy services segment contributed revenues of $30.9 million and $35.3 million for the years ended December 31, 2016 and 2015, respectively. The changes were primarily driven by occupancy levels for the respective periods.

Cost of revenue decreased by 6% to $3.2 million from $3.4 million for the three months ended December 31, 2016 and 2015, respectively. Cost of revenue decreased by 13% to $13.2 million from $15.1 million for the years ended December 31, 2016 and 2015, respectively.
General and Administrative Expenses

General and administrative expenses decreased by 13% to $5.7 million from $6.5 million for the three months ended December 31, 2016 and 2015, respectively. General and administrative expenses decreased by 19% to $16.7 million and $20.5 million for the years ended December 31, 2016 and 2015, respectively. The decrease was primarily attributable to decreased compensation and benefits along with decreased bad debt expense charges.
Liquidity

As of December 31, 2016, our revolving credit facility was undrawn, leaving an aggregate of $146.2 million of available borrowing capacity under this facility and $28.7 million of cash on hand.

Capital Expenditures

Capital expenditures totaled $7.6 million and $1.8 million for the three months ended December 31, 2016 and 2015, respectively. Capital expenditures totaled $11.3 million and $26.3 million for the years ended December 31, 2016 and 2015, respectively. Mammoth currently expects its total capital expenditures to be approximately $120.0 million for 2017.

Explanatory Note Regarding Financial Information

The historical financial information for periods prior to October 12, 2016, contained in this release relates to Mammoth Energy Partners LP, a Delaware limited partnership (the "Partnership"). On October 12, 2016, the Partnership was converted into a Delaware limited liability company named Mammoth Energy Partners LLC ("Mammoth LLC"), and then each member of Mammoth LLC contributed all of its membership interests in Mammoth LLC to the Company. Prior to the conversion and the contribution, the Company was a wholly-owned subsidiary of the Partnership. Following the conversion and the contribution, Mammoth LLC (as the converted successor to the Partnership) became a wholly-owned subsidiary of the Company.

On October 13, 2016, Mammoth priced 7,750,000 shares of its common stock in its initial public offering (the "IPO") at a price to the public of $15.00 per share and, on October 14, 2016, Mammoth’s common stock began trading on The Nasdaq Global Select Market under the symbol “TUSK.” On October 19, 2016, Mammoth closed its IPO. Unless the context otherwise requires, references in this release to Mammoth or the Company, when used in a historical context for periods prior to October 12, 2016 refer to the Partnership and its subsidiaries. References in this release to Mammoth or the Company, when used for periods beginning on or after October 12, 2016 refer to Mammoth and its subsidiaries.

The information contained in this release should be read in conjunction with the information contained in Mammoth’s final prospectus dated October 13, 2016 and filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 on October 17, 2016 (the "Final Prospectus").

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that our CODM manages the segments, evaluates the segment financial statements, and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of net income (loss) before income taxes prior to depreciation and amortization, impairment of long-lived assets, one-time compensation charges associated with the IPO, equity based compensation, interest income, interest expense and other (income) expense, net (which is comprised of the (gain) loss on disposal of long-lived assets) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Based on the CODM's assessment, effective December 31, 2016, the Company updated the reportable segments to align with its new CODM designated reporting structure and business activities. The Company now has five segments consisting of pressure pumping services, well services, natural sand proppant, contract land and directional drilling services and other energy services. Prior to this change, the reportable segments were comprised of four segments for financial reporting purposes: completion and production services, completion and production - natural sand proppant, land and directional drilling services and remote accommodation services. We have conformed our presentation for prior periods to reflect this new segment presentation.

Additionally, given that the Company is a C Corporation that will file a consolidated income tax returns for periods following the contribution that occurred in October 2016, the Company deems income (loss) before income taxes to be a more meaningful representation of operational performance.

Conference Call Information

Mammoth will host a conference call on Thursday, February 23, 2017 at 10:00 a.m. CST to discuss its fourth quarter 2016 financial and operational results. The telephone number to access the conference call is 844-265-1561 or international dial in 216-562-0385. The conference ID for the call is 72891861. Mammoth encourages those who would like to participate in the call to place calls between 9:50 a.m. and 10:00 a.m. CST.

The conference call will also be webcast live on www.mammothenergy.com in the “investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented oilfield service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves. Mammoth’s suite of services includes pressure pumping services, well services, natural sand proppant services, contract land and directional drilling services and other energy services. Other energy services currently consists primarily of remote accommodation services. For additional information about Mammoth, please visit our website at www.mammothenergy.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in the Final Prospectus, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	At December 31,
	2016	2015
CURRENT ASSETS
Cash and cash equivalents	$28,693,985	$3,074,072
Accounts receivable, net	20,602,962	17,797,852
Receivables from related parties	28,059,565	25,643,781
Inventories	4,355,088	4,755,661
Prepaid Expenses	4,254,148	4,447,253
Other current assets	391,599	422,219
Total current assets	86,357,347	56,140,838

Property, plant and equipment, net	221,247,228	273,026,665
Intangible assets, net - customer relationships	15,949,772	24,309,772
Intangible assets, net - trade names	5,617,057	6,328,057
Goodwill	86,043,148	86,043,148
Other non-current assets	5,339,283	5,137,090
Total assets	$420,553,835	$450,985,570

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$18,480,325	$16,046,378
Payables to related parties	2,434,031	6,997,929
Accrued expenses and other current liabilities	8,396,968	7,718,956
Income taxes payable	28,156	26,912
Total current liabilities	29,339,480	30,790,175

Long-term debt	—	95,000,000
Deferred income taxes	47,670,789	1,460,959
Other liabilities	2,501,886	571,174
Total liabilities	$79,512,155	$127,822,308

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized,	$375,000	$—
37,500,000 issued and outstanding at December 31, 2016; zero issued and outstanding at December 31, 2015
Additional paid in capital	400,205,921	—
Accumulated Deficit	(56,322,878)	—
Common units, 30,000,000 units issued and outstanding
at December 31, 2015; zero issued and outstanding at December 31, 2016	—	329,090,230
Accumulated other comprehensive loss	(3,216,363)	(5,926,968)
Total equity	341,041,680	323,163,262
Total liabilities and equity	$420,553,835	$450,985,570

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
REVENUE
Services revenue	$23,678,126	$16,900,036	$89,642,899	$172,012,405
Services revenue - related parties	30,732,255	27,113,147	107,599,378	132,674,989
Product revenue	2,345,926	2,647,254	5,433,141	16,732,077
Product revenue - related parties	8,030,404	7,143,975	28,323,303	38,517,222
Total Revenue	64,786,711	53,804,412	230,998,721	359,936,693

COST AND EXPENSES
Services cost of revenue (1)	37,694,866	32,362,906	139,807,987	225,820,450
Services cost of revenue - related parties	370,861	583,736	5,575,092	4,177,335
Product cost of revenue (2)	2,672,176	3,481,090	7,577,660	25,838,555
Product cost of revenue - related parties	5,805,432	3,695,995	20,589,170	20,510,977
Selling, general and administrative	5,330,070	6,029,563	15,836,165	19,303,557
Selling, general and administrative - related parties	348,303	469,486	894,810	1,237,991
Depreciation and amortization	17,095,045	18,697,618	69,910,858	72,393,882
Impairment of long-lived assets	—	6,745,116	1,870,885	12,124,353
Total cost and expenses	69,316,753	72,065,510	262,062,627	381,407,100
Operating loss	(4,530,042)	(18,261,098)	(31,063,906)	(21,470,407)

OTHER (EXPENSE) INCOME
Interest income	—	—	—	98,492
Interest expense	(669,503)	(1,108,067)	(3,711,457)	(5,290,821)
Other, net	(199,556)	76,750	252,239	(2,157,764)
Total other expense	(869,059)	(1,031,317)	(3,459,218)	(7,350,093)
Loss before income taxes	(5,399,101)	(19,292,415)	(34,523,124)	(28,820,500)
Provision (benefit) for income taxes (3)	51,145,175	1,088,421	53,884,871	(1,589,086)
Net loss	$(56,544,276)	$(20,380,836)	$(88,407,995)	$(27,231,414)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment (4)	(604,875)	(602,227)	2,710,605	(4,814,819)
Comprehensive loss	$(57,149,151)	$(20,983,063)	$(85,697,390)	$(32,046,233)

Net loss per share (basic and diluted)	$(1.57)	$(0.68)	$(2.81)	$(0.91)
Weighted average number of shares outstanding	35,951,087	30,000,000	31,500,000	30,000,000

(1) Exclusive of depreciation and amortization	16,046,845	17,613,570	65,705,373	68,053,581
(2) Exclusive of depreciation and amortization	1,010,399	1,047,335	4,072,674	4,193,106
(3) Inclusive of tax conversion effect	53,088,861	—	53,088,861	—
(4) Net of tax	1,731,887	—	1,731,887	—

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
Cash flows from operating activities
Net Income (loss)	$(88,407,995)	$(27,231,414)
Adjustments to reconcile net loss to cash flow provided by operating activities:
Non cash compensation	501,147	—
Depreciation and amortization	69,910,858	72,393,882
Amortization of Coil Tubing Strings	2,027,752	2,075,787
Amortization of Debt Origination Costs	398,806	398,805
Bad debt expense	1,968,001	3,682,218
Loss (gain) on disposal of property and equipment	(747,896)	1,429,087
Impairments of long-lived assets	1,870,885	12,124,353
Deferred Taxes	47,898,688	(5,717,451)
Changes in assets and liabilities:
Accounts receivable, net	(4,636,428)	27,522,839
Receivables from related parties	(2,415,741)	9,499,181
Inventories	(1,627,179)	(2,611,047)
Prepaid expenses and other assets	(372,308)	4,086,044
Accounts payable	295,550	(27,633,817)
Payables to related parties	(4,578,623)	2,420,581
Accrued expenses and other current liabilities	6,015,365	(4,054,709)
Income taxes payable	770	8,277
Net cash provided by operating activities	28,101,652	68,392,616

Cash flows from investing activities:
Purchases of property and equipment	(11,317,909)	(26,251,675)
Proceeds from disposal of property and equipment	4,022,092	1,416,766
Net cash used in investing activities	(7,295,817)	(24,834,909)

Cash flows from financing activities:
Borrowings on long-term debt	28,560,000	14,500,000
Repayments of long-term debt	(126,974,820)	(70,430,761)
Proceeds from initial public offering	105,838,750	—
Initial public offering costs	(2,764,089)	—
Capital distributions	—	(711)
Net cash (used in) provided by financing activities	4,659,841	(55,931,472)
Effect of foreign exchange rate on cash	154,237	(226,655)
Net increase (decrease) in cash and cash equivalents	25,619,913	(12,600,420)
Cash and cash equivalents at beginning of period	3,074,072	15,674,492
Cash and cash equivalents at end of period	$28,693,985	$3,074,072

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,518,623	$5,120,482
Cash paid for income taxes	$3,587,871	$3,888,470
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in trade accounts payable	$2,788,602	$740,555

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

"Adjusted EBITDA" is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDA as net (loss) income before depreciation and amortization, impairment of long-lived assets, one-time compensation charges associated with the IPO, equity based compensation, interest income, interest expense, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision for income taxes. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements because this measure:

•
is widely used by investors in the oilfield services industry to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	is a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness; and

•	is used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss. Additionally, because Adjusted EBITDA excludes some, but not all, items that affect net income and is defined differently by different companies in our industry, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables also provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of (loss) income on a consolidated basis and for each of our operating segments.

Consolidated

	Three Months Ended December 31,		Years Ended December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net loss	$(56,544,276)	$(20,380,836)	$(88,407,995)	$(27,231,414)
Depreciation and amortization	17,095,045	18,697,618	69,910,858	72,393,882
Impairment of long-lived assets	—	6,745,116	1,870,885	12,124,353
One-time IPO compensation charges	1,200,770	—	1,200,770	—
Equity based compensation	519,830	—	501,147	—
Interest income	—	—	—	(98,492)
Interest expense	669,503	1,108,067	3,711,457	5,290,821
Other (income) expense, net	199,556	(76,750)	(252,239)	2,157,764
Provision (benefit) for income taxes	51,145,175	1,088,421	53,884,871	(1,589,086)
Adjusted EBITDA	$14,285,603	$7,181,636	$42,419,754	$63,047,828

Pressure Pumping Services

	Three Months Ended December 31,		Years Ended December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net income (loss)	$248,279	$(3,891,655)	$(4,605,494)	$(5,579,236)
Depreciation and amortization	9,048,810	9,564,380	37,012,902	35,728,715
Impairment of long-lived assets	—	305,429	138,587	1,213,885
One-time IPO compensation charges	101,760	—	101,760	—
Equity based compensation	176,326	—	176,326	—
Interest expense	96,366	312,504	599,147	1,859,195
Other expense, net	1,656	(33,222)	26,743	66,889
Provision for income taxes	—	72,435	—	72,435
Adjusted EBITDA	$9,673,197	$6,329,871	$33,449,971	$33,361,883

Well Services

	Three Months Ended December 31,		Years Ended December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net loss	$(53,059,453)	$(3,811,382)	$(62,197,372)	$(8,483,700)
Depreciation and amortization	1,223,955	1,459,394	5,127,879	5,696,547
Impairment of long-lived assets	—	88,247	1,384,751	88,247
One-time IPO compensation charges	35,640	—	35,640	—
Equity based compensation	61,756	—	43,073	—
Interest expense	(44,577)	122,367	134,007	429,061
Other (income) expense, net	106,020	414,501	(565,966)	686,617
Provision for income taxes	50,262,368	4,454	50,265,203	4,454
Adjusted EBITDA	$(1,414,291)	$(1,722,419)	$(5,772,785)	$(1,578,774)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Production

	Three Months Ended December 31,		Years Ended December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net income (loss)	$410,317	$1,366,924	$(564,425)	$524,182
Depreciation and amortization	1,011,649	1,049,190	4,078,844	4,200,809
Impairment of long-lived assets	—	—	—	1,904,981
One-time IPO compensation charges	33,150	—	33,150	—
Equity based compensation	57,441	—	57,441	—
Interest income	—	—	—	(98,056)
Interest expense	20,610	589	49,518	51,476
Other (income) expense, net	(200)	(225,329)	2,321	(88,976)
Provision for income taxes	—	—	3,716	—
Adjusted EBITDA	$1,532,967	$2,191,374	$3,660,565	$6,494,416

Contract Land and Directional Drilling Services

	Three Months Ended December 31,		Years Ended December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net loss	$(6,286,843)	$(16,086,602)	$(30,366,202)	$(30,401,338)
Depreciation and amortization	5,268,491	6,106,002	21,512,117	24,626,705
Impairment of long-lived assets	—	6,351,440	347,547	8,917,240
One-time IPO compensation charges	963,660	—	963,660	—
Equity based compensation	110,307	—	110,307	—
Interest expense	555,840	672,636	2,828,753	2,890,130
Other expense, net	67,981	(59,788)	247,620	1,121,093
Provision (benefit) for income taxes	—	—	—	(184,523)
Adjusted EBITDA	$679,436	$(3,016,312)	$(4,356,198)	$6,969,307

Other Energy Services

	Three Months Ended December 31,		Years Ended December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2016	2015	2016	2015
Net income	$2,143,424	$2,041,879	$9,325,498	$16,708,678
Depreciation and amortization	542,140	518,652	2,179,116	2,141,106
One-time IPO compensation charges	66,560	—	66,560	—
Equity based compensation	114,000	—	114,000	—
Interest income	—	—	—	(436)
Interest expense	41,264	(29)	100,032	60,959
Other expense, net	24,099	(172,912)	37,043	372,141
Provision (benefit) for income taxes	882,807	1,011,532	3,615,952	(1,481,452)
Adjusted EBITDA	$3,814,294	$3,399,122	$15,438,201	$17,800,996

MAMMOTH ENERGY SERVICES, INC.
HISTORICAL SEGMENT DATA RECAST

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that our CODM manages the segments, evaluates the segment financial statements, and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of net income (loss) before income taxes prior to depreciation and amortization, impairment of long-lived assets, one-time compensation charges associated with the IPO, equity based compensation, interest income, interest expense, and other (income) expense, net (which is comprised of the (gain) loss on disposal of long-lived assets) as well as a qualitative basis, such as nature of the product and service offerings, types of customers.

Based on the CODM's assessment, effective December 31, 2016, the Company reorganized the reportable segments to align with its new management reporting structure and business activities. Prior to this reorganization, the existing reportable segments were comprised of four segments for financial reporting purposes: completion and production services, completion and production - natural sand proppant, land and directional drilling services and remote accommodation services. As a result of this update, there are five reportable segments for financial reporting purposes as described above. We have conformed our presentation for prior periods to reflect this new segment presentation.

The Company has recast the data from prior periods to reflect these change to conform to the current year presentation. For the presentation below, we have shown the quarterly financial results for the pressure pumping and well services segments and aggregation of the two segments to reflect the completion and production services ("Predecessor").

MAMMOTH ENERGY SERVICES, INC.
HISTORICAL SEGMENT DATA RECAST

Year Ended December 31, 2016 (unaudited)

	Pressure Pumping
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Total
	2016	2016	2016	2016
Revenue from external customers...	$12,294,529	$5,862,584	$137,626	$3,152,064	$21,446,803
Revenue from related parties..........	$10,261	$38,219,555	$35,517,708	$29,113,899	$102,861,423
Cost of revenue..............................	$14,260,507	$30,177,248	$20,846,016	$21,524,971	$86,808,742
Selling, general and administrative expenses...............................................	$526,171	$1,539,371	$916,176	$1,345,881	$4,327,599
Earnings before other expense (income), interest, depreciation and amortization, impairment and taxes (1) ............	$(2,481,888)	$12,365,520	$13,893,142	$9,395,111	$33,171,885
Other expense (income) .......................	$(19,208)	$43,033	$1,262	$1,656	$26,743
Interest expense..............................	$237,055	$131,709	$134,017	$96,366	$599,147
Depreciation and amortization.......	$8,955,217	$9,958,270	$9,050,605	$9,048,810	$37,012,902
Impairment of long-lived assets.....	$—	$138,587	$—	$—	$138,587
Loss (income) before income taxes.....	$(11,654,952)	$2,093,921	$4,707,258	$248,279	$(4,605,494)
(1) Includes $101,760 and $176,326 for one-time IPO compensation charges and equity and share-based compensation, respectively.

	Well Services
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Total
	2016	2016	2016	2016
Revenue from external customers...	$2,698,592	$1,662,019	$2,109,873	$2,686,558	$9,157,042
Revenue from related parties..........	$—	$567,887	$164,855	$135,029	$867,771
Cost of revenue..............................	$3,927,709	$3,034,345	$3,068,159	$3,510,096	$13,540,309
Selling, general and administrative expenses...............................................	$573,296	$440,182	$499,346	$823,178	$2,336,002
Earnings before other expense (income), interest, depreciation and amortization, impairment and taxes (2) ............	$(1,802,413)	$(1,244,621)	$(1,292,777)	$(1,511,687)	$(5,851,498)
Other expense (income) .......................	$9,400	$(682,545)	$1,159	$106,020	$(565,966)
Interest expense..............................	$98,319	$50,776	$29,489	$(44,577)	$134,007
Depreciation and amortization.......	$1,397,507	$1,272,715	$1,233,702	$1,223,955	$5,127,879
Impairment of long-lived assets.....	$—	$1,384,751	$—	$—	$1,384,751
Loss before income taxes.....	$(3,307,639)	$(3,270,318)	$(2,557,127)	$(2,797,085)	$(11,932,169)
(2) Includes $35,640 and $43,073 for one-time IPO compensation charges and equity and share-based compensation, respectively.

	Well Services	Pressure Pumping	Predecessor
	Year Ended December 31, 2016
Revenue from external customers..................................	$9,157,042	$21,446,803	$30,603,845
Revenue from related parties.........................................	$867,771	$102,861,423	$103,729,194
Cost of revenue..............................................................	$13,540,309	$86,808,742	$100,349,051
Selling, general and administrative expenses................	$2,336,002	$4,327,599	$6,663,601
Earnings before other expense (income), interest, depreciation and amortization, impairment and taxes ............	$(5,851,498)	$33,171,885	$27,320,387
Other expense (income) ...............................................	$(565,966)	$26,743	$(539,223)
Interest expense.............................................................	$134,007	$599,147	$733,154
Depreciation and amortization......................................	$5,127,879	$37,012,902	$42,140,781
Impairment of long-lived assets....................................	$1,384,751	$138,587	$1,523,338
Loss before income taxes..............................................	$(11,932,169)	$(4,605,494)	$(16,537,663)

MAMMOTH ENERGY SERVICES, INC.
HISTORICAL SEGMENT DATA RECAST

Year Ended December 31, 2015 (unaudited)

	Pressure Pumping
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Total
	2015	2015	2015	2015
Revenue from external customers...	$17,596,477	$18,716,413	$9,192,158	$33,345	$45,538,393
Revenue from related parties..........	$30,569,072	$37,706,526	$30,547,821	$25,618,874	$124,442,293
Cost of revenue..............................	$36,024,702	$43,175,451	$34,391,032	$18,126,159	$131,717,344
Selling, general and administrative expenses...............................................	$1,324,066	$1,271,108	$1,110,096	$1,196,189	$4,901,459
Earnings before other expense (income), interest, depreciation and amortization, impairment and taxes ............	$10,816,781	$11,976,380	$4,238,851	$6,329,871	$33,361,883
Other expense (income) .......................	$57,666	$5,345	$37,100	$(33,222)	$66,889
Interest expense..............................	$690,440	$443,681	$412,570	$312,504	$1,859,195
Depreciation and amortization.......	$8,571,964	$8,719,860	$8,872,511	$9,564,380	$35,728,715
Impairment of long-lived assets.....	$—	$—	$908,456	$305,429	$1,213,885
Loss (income) before income taxes.....	$1,496,711	$2,807,494	$(5,991,786)	$(3,819,220)	$(5,506,801)

	Well Services
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Total
	2015	2015	2015	2015
Revenue from external customers...	$9,405,364	$5,852,653	$7,921,372	$2,955,179	$26,134,568
Revenue from related parties..........	$812,666	$841,974	$405,734	$656,399	$2,716,773
Cost of revenue..............................	$7,689,145	$6,952,233	$8,769,464	$4,733,589	$28,144,431
Selling, general and administrative expenses...............................................	$644,170	$535,478	$505,628	$600,408	$2,285,684
Earnings before other expense (income), interest, depreciation and amortization, impairment and taxes ............	$1,884,715	$(793,084)	$(947,986)	$(1,722,419)	$(1,578,774)
Other expense (income) .......................	$50,538	$157,596	$63,982	$414,501	$686,617
Interest expense..............................	$121,254	$97,050	$88,390	$122,367	$429,061
Depreciation and amortization.......	$1,444,052	$1,393,847	$1,399,254	$1,459,394	$5,696,547
Impairment of long-lived assets.....	$—	$—	$—	$88,247	$88,247
Loss (income) before income taxes.....	$268,871	$(2,441,577)	$(2,499,612)	$(3,806,928)	$(8,479,246)

	Well Services	Pressure Pumping	Predecessor
	Year Ended December 31, 2015
Revenue from external customers..................................	$26,134,568	$45,538,393	$71,672,961
Revenue from related parties.........................................	$2,716,773	$124,442,293	$127,159,066
Cost of revenue..............................................................	$28,144,431	$131,717,344	$159,861,775
Selling, general and administrative expenses................	$2,285,684	$4,901,459	$7,187,143
Earnings before other expense (income), interest, depreciation and amortization, impairment and taxes ............	$(1,578,774)	$33,361,883	$31,783,109
Other expense (income) ...............................................	$686,617	$66,889	$753,506
Interest expense.............................................................	$429,061	$1,859,195	$2,288,256
Depreciation and amortization......................................	$5,696,547	$35,728,715	$41,425,262
Impairment of long-lived assets....................................	$88,247	$1,213,885	$1,302,132
Loss before income taxes..............................................	$(8,479,246)	$(5,506,801)	$(13,986,047)